UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2014

OTTER TAIL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (866) 410-8780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2014, the Board of Directors of Otter Tail Corporation (the “Company”) approved amendments to two Performance Award Agreements previously granted to Edward J. McIntyre, the Company’s President and Chief Executive Officer: a 2014 Performance Award Agreement effective as of April 14, 2014 (the “2014 Award Agreement”) and a 2013 Performance Award Agreement effective as of April 8, 2013 (the “2013 Award Agreement” and, together with the 2014 Award Agreement, the “Award Agreements”). Each Award Agreement represents the right to receive a specified number of the Company’s Common Shares, par value $5.00 per share (the “Shares”), subject to the terms and conditions provided in the related Award Agreement.

The amendments modify provisions of the original Award Agreements under which the Shares would be forfeited or vest early upon certain events. Under the original Award Agreements, upon a normal or early retirement under any retirement plan of the Company applicable to Mr. McIntyre, provided he is at least 62 years old at the time of such retirement, then Mr. McIntyre would be entitled to an award based on and assuming achievement of the related performance goal at the Target level (as set forth in Exhibit 1 to the related Award Agreement). The 2013 Award Agreement was amended to provide that, following his retirement, Mr. McIntyre will be eligible to receive additional Shares at the end of the performance period based on the performance of the Company against the performance goal as set forth in the 2013 Award Agreement, reduced by the number of Shares paid to him upon retirement. The 2014 Award Agreement was amended to provide that Mr. McIntyre will receive 32,200 Shares upon retirement and that, following his retirement, Mr. McIntyre will be eligible to receive additional Shares at the end of the performance period based on the performance of the Company against the performance goal as set forth in the 2014 Award Agreement, reduced by the number of Shares paid to him upon retirement. The Award Agreements were also amended to provide that “retirement” shall be determined by the Company’s Compensation Committee.

The summary in this Item 5.02 of the material terms of the amendments to the 2014 Award Agreement and the 2013 Award Agreement is qualified in its entirety by reference to the full text of the amendments, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

The form of the Performance Award Agreement approved by the Company’s Compensation Committee for use under the Company’s 2014 Stock Incentive Plan and upon which the original 2014 Award Agreement was based, was filed as Exhibit 10.1 to the Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 17, 2014. The form of the Performance Award Agreement approved by the Company’s Compensation Committee for use under the Company’s 1999 Stock Incentive Plan, as amended, and upon which the original 2013 Award Agreement was based, was filed as Exhibit 10.3 to the Form 8-K filed with the SEC on April 19, 2012.

Item 9.01   Financial Statements and Exhibits

(d)         Exhibits

              10.1 Amendment to 2014 Performance Award Agreement with Edward J. McIntyre, effective September 23, 2014 (2014 Stock Incentive Plan)

              10.2 Amendment to 2013 Performance Award Agreement with Edward J. McIntyre, effective September 23, 2014 (1999 Stock Incentive Plan)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OTTER TAIL CORPORATION
Date: September 26, 2014
	By:	/s/ Kevin S. Moug
Kevin S. Moug Chief Financial Officer

EXHIBIT INDEX

Exhibit    Description of Exhibit

10.1	Amendment to 2014 Performance Award Agreement with Edward J. McIntyre, effective September 23, 2014 (2014 Stock Incentive Plan)
10.2	Amendment to 2013 Performance Award Agreement with Edward J. McIntyre, effective September 23, 2014 (1999 Stock Incentive Plan)